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                                                                    Exhibit 99.3
                        MERCANTILE BANKSHARES CORPORATION

                Offer to Exchange Any and All of its Outstanding
                       4.625% Subordinated Notes Due 2013
              For its 4.625% Subordinated Notes Due 2013, Series B,
     Which Have Been Registered Under the Securities Act of 1933, as Amended

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Mercantile Bankshares Corporation (the "Company") is offering, upon the terms and subject to the conditions set forth in the prospectus, dated
               , 2003 (as the same may be amended or supplemented from time to
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time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange its 4.625% Subordinated Notes due 2013, Series B for any and all of its outstanding 4.625% Subordinated Notes due 2013 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of April 15, 2003, among the Company and the initial purchasers of the Old Notes.

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1.   The Prospectus;

     2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the procedure for book-entry transfer cannot be completed on a timely basis or if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below);

     4. A form of letter which may be sent to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute form W-9.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME ON                , 2003, OR ON SUCH LATER DATE OR TIME
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TO WHICH THE COMPANY MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). THE
OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, your clients must tender by having you execute for them a book-entry transfer of tendered Old Notes into the account of JPMorgan Chase Bank, as Exchange Agent, at The Depository Trust Company ("DTC") using DTC's Automated Tender Offer program. Your clients may also tender by having certificates representing the Old Notes, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents delivered to the Exchange Agent. The Letter of Transmittal and the Prospectus should be consulted for complete instructions and information about participation in the Exchange Offer.

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                                                                    Exhibit 99.3

     If holders of Old Notes wish to tender, but it is impracticable for them to comply with the book-entry transfer procedures on a timely basis or to forward their certificates for Old Notes prior to the expiration of the Exchange Offer, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering Old Notes."

     The Company, will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of the Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 14 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Old Notes at its address and telephone number set forth on the front of the Letter of Transmittal.

                                               Very truly yours,

                                               MERCANTILE BANKSHARES CORPORATION

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures